     As filed with the Securities and Exchange Commission on April 17, 1998
                                                            File No. 333-_______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                  VIRAGEN, INC.
               (Exact name of issuer as specified in its charter)

         Delaware                                                59-2101668
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

865 S.W. 78th Avenue, Suite 100
     Plantation, Florida                                             33324
(Address of principal executive offices)                          (Zip Code)


                               ------------------


                  VIRAGEN, INC. AMENDED 1997 STOCK OPTION PLAN
                            (Full title of the plan)


                                  Gerald Smith
                         865 S.W. 78th Avenue, Suite 100
                            Plantation, Florida 33324
                                 (954) 233-8746
                     (Name and address of agent for service)

                                    Copy to:

                               Jim Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200

                                ----------------

                         CALCULATION OF REGISTRATION FEE
============================================================================================
                                                  Proposed        Proposed
                                                  Maximum         Maximum
                                                  Offering        Aggregate     Amount of
Title of Securities        Amount to be           Price per       Offering      Registration
 to be Registered          Registered(1)          Share(1)        Price(1)      Fee (1)
============================================================================================
Common Stock
($.01 par value)           4,000,000 shares        $2.19          $8,760,000    $2,655
============================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low bid price for the Common Stock, $.01 per share (the "Common Stock") as reported by NASDAQ National Market System on April 14, 1998.

                                  VIRAGEN, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-K

              Form S-8 Item Number
                and Caption                                          Caption in Prospectus
              ---------------------                                  ---------------------

 1.      Forepart of Registration State-                             Facing Page of Registration
         ment and Outside Front Cover                                Statement and Cover Page of
         Page of Prospectus                                          Prospectus

 2.      Inside Front and Outside Back                               Inside Cover Page of Pros pectus
         Cover Pages of Prospectus                                   and Outside Cover Page of
                                                                     Prospectus

 3.      Summary Information, Risk Fac-                              Not Applicable
         tors and Ratio of Earnings to
         Fixed Charges

 4.      Use of Proceeds                                             Not Applicable

 5.      Determination of Offering Price                             Not Applicable

 6.      Dilution                                                    Not Applicable

 7.      Selling Security Holders                                    Not Applicable

 8.      Plan of Distribution                                        Cover Page of Prospectus and Sales by
                                                                     Selling Security Holders

 9.      Description of Securities to be                             Description of Securities;
         Registered                                                  Viragen, Inc. Amended 1997 Stock Option Plan

10.      Interests of Named Experts and                              Legal Matters
         Counsel

11.      Material Changes                                            Not Applicable

12.      Incorporation of Certain Infor-                             Incorporation of Certain
         mation by Reference                                         Documents by Reference

13.      Disclosure of Commission Posi-                              Indemnification
         tion on Indemnification for
         Securities Act Liabilities

PROSPECTUS
                                  VIRAGEN, INC.

                        4,000,000 SHARES OF COMMON STOCK

                                ($.01 PAR VALUE)

                             Issued Pursuant to the
                  Viragen, Inc. Amended 1997 Stock Option Plan

         This Prospectus is part of a Registration Statement which registers an aggregate of 4,000,000 shares of Common Stock, $.01 par value (such shares being collectively referred to as the "Shares") of Viragen, Inc. (the "Company" or "Viragen") which may be issued, as set forth herein, to officers, directors, key employees and consultants of the Company pursuant to the exercise of non-qualified or incentive stock options to purchase up to 4,000,000 shares of Common Stock under and in accordance with the Viragen, Inc. Amended 1997 Stock Option Plan (the "Plan") (the Plan covers the issuance of up to 4,000,000 shares of Common Stock), and separate stock option agreements with employees, officers, directors and consultants (the "Option Agreements") (such options being collectively referred to as "Options"). All of the Options or Shares have been or will be granted or issued to such officers, directors, key employees and consultants pursuant to individual written option agreements. Such selling stockholders may sometimes hereafter be collectively referred to as the "Selling Security Holders." The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales except upon exercise of the Options.

         No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares issuable upon exercise of the Options or under the terms of the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               -----------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

         This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.


         The date of this Prospectus is April 17 , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the NASDAQ National Market System ("NASDAQ:NM") under the symbol "VRGN."

         The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 4,000,000 shares of the Company's Common Stock, issued or to be issued to officers, directors, key employees or consultants to the Company under the Plan, the Option Agreements or the Agreements, as the case may be. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended June 30, 1997 filed October 2, 1997.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed November 14, 1997.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed February 13, 1998.

         4. The Company's Current Report on Form 8-K dated July 1, 1997 and filed September 24, 1997.

         All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Viragen, Inc., 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324, Telephone
(954) 233-8746.

                                   THE COMPANY

         Viragen, Inc. was organized in December 1980 to engage in research, development and manufacture of certain immunological products for commercial application, particularly human leukocyte derived alpha interferon, for antiviral and therapeutic applications and as anticancer agents. Viragen's primary product (the "Product") is a natural human leukocyte derived alpha interferon ("Natural Interferon"). Natural Interferon is a protein substance that inhibits malignant cell growth without materially interfering with normal cells. Natural Interferon stimulates and modulates the human immune system and, in addition, impedes the growth and propagation of various viruses. The Product is a natural product produced from human white blood cells. Alpha Leukoferon(TM) (now discontinued) and Omniferon(TM) are the trade names for Viragen's Product in injectable form. The Company's Product has not been approved by the United States Food and Drug Administration ("FDA") or the European Union ("EU") regulatory authority, and there can be no assurances that approval of the Product will be obtained at any time in the future.

         The Company intends to seek to obtain FDA and EU approvals for various uses of its Omniferon product in the future. Such approval is expected to require several years of clinical trials and substantial additional funding. To date, Viragen has not distributed the Product other than for research and pursuant to its investigatory license from the Florida Department of Health and Rehabilitative Services, and until May 1993, Viragen had not actively operated due to insufficient funds. Viragen expects to concentrate its efforts in preparing, filing and processing its applications and obtaining approvals for its Product from the FDA and the EU. The Company has assembled an advisory committee consisting of scientists, medical researchers and clinicians to assist the Company in its applications to the FDA and the EU.

         The Company's majority owned subsidiary, Viragen (Europe) Ltd., acting through its wholly-owned subsidiary Viragen (Scotland) Ltd. ("VSL"), entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland (the "Agency") an agent acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). Pursuant to such Licensing and Manufacturing Agreement, SNBTS on behalf of VSL, will assist in the manufacture of VSL's Omniferon product for exclusive distribution within the EU and non-exclusively worldwide in return for certain royalties and preferential access to the Product for Agency patients at preferential prices. The Agency has committed to assist in the manufacture of Omniferon in sufficient scale to accommodate the EU Clinical Trials and, subsequently, for limited commercial sales in amounts to be agreed upon by the parties. The Agency will also work with the Company in conducting studies relevant to Omniferon and cooperate with the Company to enable it to comply with the laws and regulations of the EU in connection with production, clinical trials and distribution of Omniferon.

         Viragen's executive offices are located at 865 S.W. 78th Avenue, Suite 100, Plantation, Florida 33324 (Telephone No. (954) 233-8746; Facsimile No.
(954) 233-1416).

                  VIRAGEN, INC. AMENDED 1997 STOCK OPTION PLAN

INTRODUCTION

         The following descriptions summarize certain provisions of the Plan and the form of agreements to be entered into by recipients of options thereunder. Such summaries do not purport to be complete and are qualified by reference to the full text of the Plan and form of agreement. A copy of the Plan is on file as an exhibit to the Registration Statement of which this Prospectus is a part. Each person receiving an option under the Plan should read the Plan and related option agreement in its entirety.

         The Company's 1997 Stock Option Plan was adopted by the Board of Directors on January 27, 1997, effective as of that date. Under the Plan, the Company had reserved an aggregate of 3,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The Plan was ratified by the Company's stockholders at the Annual Meeting of Stockholders held on February 28, 1997. On April 3, 1998 the Board of Directors approved an Amendment to the Plan to increase the number of shares of Common Stock reserved under the Plan to 4,000,000 shares of Common Stock for issuance pursuant to Plan Options. The increase in the number of shares of Common Stock to be issued pursuant to Plan Options will be submitted for ratification by the stockholders of the Company at the Annual Meeting of Stockholders to be held on June 19, 1998.

         The purpose of the Plan is to encourage stock ownership by officers, directors, key employees and consultants of the Company, and to give such persons a greater personal interest in the success of the Company's business and an added incentive to continue to advance and contribute to the Company. The Audit and Finance Committee of the Board of Directors (the "Committee") of the Company which currently oversees compensation matters, will administer the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. As discussed hereafter, any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than ten (10) years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five
(5) years after the date of the grant.

ELIGIBILITY

         Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Viragen, Inc. Amended 1997 Stock Option Plan. Only officers and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

ADMINISTRATION

         The Plan will be administered by the Company's Audit and Finance Committee of the Board of Directors. The Committee determines from time to time those officers, directors, key employees and consultants of the Company or any of its subsidiaries to whom Plan Options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Committee.

SHARES SUBJECT TO AWARDS

         The Company has reserved 4,000,000 of its authorized but unissued shares of Common Stock or shares maintained in the treasury of the Company for issuance under the Plan, and a maximum of 4,000,000 shares may be issued thereunder unless the Plan is subsequently amended. In connection with the adoption and approval of the Plan, the Company's Board of Directors resolved that the aggregate number of total shares of the Company's Common Stock issuable under the Plan may not exceed 4,000,000 shares (subject to adjustment in the event of certain changes in the Company's capitalization) without further action by the Company's Board of Directors and stockholders, as required. Except for such limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares of Common Stock as to which a Plan Option may be granted to any person. Shares used for Plan Options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for additional Plan Options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by the Company for other purposes.

         The Plan provides that, if the Company's outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. In the event of the proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, a merger or tender offer for the Company's shares of Common Stock, the Board of Directors may declare that each Option granted under this Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than thirty
(30) days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of thirty (30) days proceeding such termination, to exercise his Option as to all or any part of the Shares, including shares of stock as to which such Option would not otherwise be exercisable.

TERMS OF EXERCISE

         The Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified in the agreement representing the Plan Options or by the Committee or by the Board of Directors. Each Plan Option may be exercised in whole or in part at any time during the period from the date of the grant until the end of the period covered by the Plan Option period.

         The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year (including all incentive stock option plans of the Company, any parent or any subsidiaries which are qualified under Section 422 of the Internal Revenue Code of 1986) shall not exceed $100,000.

EXERCISE PRICE

         The purchase price for shares subject to Incentive Stock Options must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Stock Option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Stock Option is granted, shares possessing more than 10% of the total combined voting power of all classes of the outstanding shares of the Company, any parent or any subsidiaries. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to the Company in monetary terms.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee but not less than 55% of the fair market value (but in no event less than the par value) of one share of the Company's Common Stock on the date the Option is granted.

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

MANNER OF EXERCISE

         Plan Options are exercisable under the Plan by delivery of written notice to the Company stating the number of shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the Shares issued through exercise of the related Options, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by the Company of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit the Company.

OPTION PERIOD

         All Incentive Stock Options shall expire on or before the tenth (10th) anniversary of the date the option is granted except as limited above. Non-Qualified Options shall expire ten (10) years and one (1) day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors and his service as a director is terminated for any reason, other than death or disability, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of Section 22(c)(3) of the Internal Revenue Code of 1986, the Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

MODIFICATION AND TERMINATION OF PLANS

         The Board of Directors or Committee may amend, suspend or terminate the Plan at any time. However, no such action may prejudice the rights of any optionee who has prior thereto been granted options under this Plan. Further, no amendment to this Plan which has the effect of (a) increasing the aggregate number of Shares subject to this Plan (except for adjustments due to changes in the Company's capitalization), or (b) changing the definition of "Eligible Person" under this Plan, may be effective unless and until approved by the Stockholders of the Company in the same manner as approval of this Plan is required. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on January 27, 2007.

FEDERAL INCOME TAX EFFECTS

         The following discussion applies to the Viragen, Inc. Amended 1997 Stock Option Plan and is based on federal income tax laws and regulations in effect on December 31, 1997. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of

Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiaries are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                            DESCRIPTION OF SECURITIES

         The Company is currently authorized to issue up to 75,000,000 shares of Common Stock, par value $.01 per share, of which 52,710,635 shares were outstanding as of April 14, 1998. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock, 500 shares of Series H Preferred Stock and 200 shares of Series I Preferred Stock were outstanding as of April 14, 1998.

COMMON STOCK

         Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of a plurality of the shares voting for the election of Directors at any Special or Annual Meeting of Stockholders can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

         The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

         The Company has authorized 375,000 shares of Series A Preferred Stock of which 2,650 shares are issued and outstanding, and has authorized 500 Shares of Series H Preferred Stock and 200 shares of Series I Preferred Stock, all of which shares are outstanding. The Company had also authorized the issuance of 15,000 shares of Series B Preferred Stock, 5,000 shares of Series C Preferred Stock, 15,000 shares of Series D Preferred Stock, 5,000 shares of Series E Preferred Stock, 15,000 shares of Series F Preferred Stock and 4,000 shares of Series G Preferred Stock, no shares of which are outstanding at April 14, 1998. The Company is in the process of eliminating the authorizations for such previously issued preferred series whose shares are no longer outstanding.

         Series A Preferred Stock

         Series A Preferred Stock was established by the Board of Directors in January 1984. Each share of Series A Preferred Stock is immediately convertible into 4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

         The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting would be limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

         Owners of the Series A Preferred Stock, of which there are eight record holders, will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock upon liquidation, dissolution or winding up of the Company. If in any such event the assets of the Company distributable among the holders of Series A Preferred Stock or any stock of the Company ranking on a par with the Series A Preferred Stock upon liquidation, dissolution or winding up are insufficient to permit such payment, the holders of the Series A Preferred Stock and of such other stock will be entitled to ratable distribution of the available assets in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

         Series H Preferred Stock

         The Series H Preferred Stock bears no dividends, although an 8% accretion factor has been included in the calculation for purposes of determining the liquidation and conversion amounts. The Series H Preferred Stock is convertible into the Company's Common Stock beginning August 17, 1998. The Series H Preferred Stock carries no voting rights. The stated value of the Series H Preferred Stock is $10,000 per share.

         The Series H Preferred Stock, inclusive of the 8% accretion factor, is convertible commencing August 19, 1998, subject to adjustment, into shares of Common Stock of the Company at the lower of (i) the "Fixed Conversion Price" which will equal the lower of (a) $2.15 or (b) the average of the lowest two closing bid prices of the Company's Common Stock on the NASDAQ National Market System (or on the principal securities exchange on which the Company's Common Stock is then traded) during the 20 trading days prior to August 19, 1998, (the "Market Price") subject to a minimum Fixed Conversion

Price, equal to a market price of $0.85; or (ii) the "Variable Conversion Price" which will be equal 82% of the market price on the date of conversion (the "Conversion Price"). The amount of the shares a holder may convert into is limited to a maximum of 15% of the aggregate principal amount of the Series H Preferred Stock issued to such holder for each monthly period, subject to a maximum of 25% per monthly period if the holder has not elected to convert the permitted 15% amount during any previous monthly conversion period. In addition, such conversion quota will not be applicable in the event Viragen completes certain offerings of its securities.

         At the option of the Company, any shares of Series H Preferred Stock which are outstanding on August 19, 2000 will either be (i) automatically converted at the Conversion Rate (which is calculated by dividing the sum of the product of (a) .08; (b) by the quotient of the number of days between the date the Holder fully paid for the Series H Preferred Stock and the date of conversion and (c) the stated value plus 10,000, and divided by the Conversion Price) or (ii) automatically redeemed at the stated value plus any liquidated damages, conversion failure payments, late registration payments and any other cash payments then due from the Company and then unpaid ("Total Value").

         The Company also has the right to redeem ("Right to Redeem") all or any part of the Series H Preferred Stock submitted for conversion, if on the date of conversion the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price. Under the Right to Redeem option, if the closing bid price of the Common Stock on the date of conversion ("Closing Bid Price") is less than $1.50, the redemption price paid by the Company to the holder will be $11,200 per share of Series H Preferred Stock, and if the Closing Bid Price is greater than $1.50, the redemption price paid by the Company to the holder will be $11,750 per share of Series H Preferred Stock.

         In addition, at any time commencing February 20, 1999, the Company has the Right to Redeem from time to time any and all the Series H Preferred stock; provided, however, that the Company is only entitled to redeem Series H Preferred Stock having an aggregate stated value of at least $1,000,000. The redemption price is equal to 120% of the Total Value of the Series H Preferred Stock through August 19, 1999, and is equal to 115% of the Total Value of the Series H Preferred Stock through August 19, 2000.

         Series I Preferred Stock

         The Series I Preferred Stock bears no dividends, although an 8% accretion factor has been included in the calculation for purposes of determining the liquidation and conversion amounts. The Series I Preferred Stock is convertible into the Company's Common Stock beginning August 17, 1998. The Series I Preferred Stock carries no voting rights. The stated value of the Series I Preferred Stock is $10,000 per share.

         The Series I Preferred Stock, inclusive of the 8% accretion factor, is convertible commencing August 19, 1998, subject to adjustment, into shares of Common Stock of the Company at the lower of (i) the "Fixed Conversion Price" which will equal the lower of (a) $2.15 or (b) the average of the lowest two closing bid prices of the Company's Common Stock on the NASDAQ National Market System (or on the principal securities exchange on which the Company's Common Stock is then traded) during the 20 trading days prior to August 19, 1998, (the "Market Price") subject to a minimum Fixed Conversion Price, equal to a market price of $0.85; or (ii) the "Variable Conversion Price" which will be equal 82% of the market price on the date of conversion (the "Conversion Price"). The amount of the shares a holder may convert into is limited to a maximum of 15% of the aggregate principal amount of the Series H Preferred Stock issued to such holder for each monthly period, subject to a maximum of 25% per monthly period if the holder has not elected to convert the permitted 15% amount during any previous monthly conversion period. In addition, such conversion quota will not be applicable in the event Viragen completes certain offerings of its securities.

         At the option of the Company, any shares of Series I Preferred Stock which are outstanding on August 19, 2000 will either be (i) automatically converted at the Conversion Rate (which is calculated by dividing the sum of the product of (a) .08; (b) by the quotient of the number of days between the date the Holder fully paid for the Series I Preferred Stock and the date of conversion and (c) the stated value plus 10,000, and divided by the Conversion Price) or (ii) automatically redeemed at the stated value plus any liquidated damages, conversion failure payments, late registration payments and any other cash payments then due from the Company and then unpaid ("Total Value").

         The Company also has the right to redeem ("Right to Redeem") all or any part of the Series I Preferred Stock submitted for conversion, if on the date of conversion the Conversion Price of the Company's Common Stock is less than the Fixed Conversion Price. Under the Right to Redeem option, if the closing bid price of the Common Stock on the date of conversion ("Closing Bid Price") is less than $1.50, the redemption price paid by the Company to the holder will be $11,200 per share of Series I Preferred Stock, and if the Closing Bid Price is greater than $1.50, the redemption price paid by the Company to the holder will be $11,750 per share of Series I Preferred Stock.

         In addition, at any time commencing February 20, 1999, the Company has the Right to Redeem from time to time any and all the Series I Preferred stock; provided, however, that the Company is only entitled to redeem Series I Preferred Stock having an aggregate stated value of at least $1,000,000. The redemption price is equal to 120% of the Total Value of the Series I Preferred Stock through August 19, 1999, and is equal to 115% of the Total Value of the Series I Preferred Stock through August 19, 2000.

NASDAQ NATIONAL MARKET

         The Company's Common Stock is traded in the Nasdaq National Market System under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on the NASDAQ System, then in such case the Company's Common Stock would be expected to continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included in the NASDAQ System, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently,the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market.

TRANSFER AGENT

         The Transfer Agent for the shares of Common Stock is Chase Mellon Shareholder Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of the firm or members of their family own an aggregate of 37,000 Shares of Common Stock of the Company.

                                     EXPERTS

         The consolidated financial statements of Viragen, Inc. appearing in Viragen, Inc.'s Annual Report (Form 10-K) for the year ended June 30, 1997, have been audited by Ernst & Young LLP, Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

         "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

         The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

         The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

         Nothing contained in Article VII of the By-Laws, or elsewhere in the By-Laws, shall operate to indemnify any director or officer of such indemnification if for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

         For the purposes of Article VII, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (e) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         (a) The Registrant's latest annual report or transitional report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (2) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

         (b) The Company's Annual Report on Form 10-K for the year ended June 30, 1997 filed October 2, 1997.

         (c) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed November 14, 1997.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997 filed February 13, 1998.

         (e) The Company's Current Report on Form 8-K dated July 1, 1997 and filed September 24, 1997.

         (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

         (g) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered hereby is registered under
Section 12 of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

         "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

         The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

         The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

         Nothing contained in Article VII of the By-Laws, or elsewhere in the By-Laws, shall operate to indemnify any director or officer of such indemnification if for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

         For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Inasmuch as the employees, executives, directors and consultants who received the Shares of the Company were knowledgeable, sophisticated or had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by
Section 4(2) of the Act. As a condition precedent to such grant, such security holders were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant.

ITEM 8.  EXHIBITS

EXHIBIT                                              DESCRIPTION
-------                                              -----------
4(a)              Viragen, Inc. 1997 Stock Option Plan (incorporated by reference to the Company's
                  Preliminary Proxy Statement dated January 22, 1997)

4(b)              Amendment to 1997 Stock Option Plan

(5)               Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of
                  Common Stock pursuant to the above agreement

(23.1)            Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)            Consent of independent certified public accountants

ITEM 9.  UNDERTAKINGS

         (1)      The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration

Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation and the State of Florida, on the 15th day of April 1998.

                                    VIRAGEN, INC.


                                    By:  /s/Gerald Smith
                                         --------------------------------------
                                         Gerald Smith
                                         Chairman of the Board,
                                         Principal Executive Officer
                                         and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                                              DATE
---------                                            -----                                              ----
/s/Gerald Smith                                      Chairman of the
----------------------------                         Board of Directors,
Gerald Smith                                         Principal Executive
                                                     Officer and President                              April 15, 1998



/s/Robert H. Zeiger                                  Chief Executive Officer
----------------------------                         and Director                                       April 16, 1998
Robert H. Zeiger


/s/Dennis W. Healey                                  Executive Vice President
----------------------------                         Treasurer, Principal
Dennis W. Healey                                     Financial Officer and
                                                     Director                                           April 15, 1998



/s/Charles F. Fistel                                 Executive Vice-President
----------------------------                         and Director                                       April 15, 1998
Charles F. Fistel


/s/Jose I. Ortega                                    Controller and Principal
----------------------------                         Accounting Officer                                 April 15, 1998
Jose I. Ortega

/s/Sidney Dworkin                                    Director                                           April 16, 1998
----------------------------
Sidney Dworkin

/s/Peter D. Fischbein                                Director
----------------------------
Peter D. Fischbein                                                                                      April 16, 1998


                                                     Director
----------------------------
Jay M. Haft


                                                     Director
----------------------------
Fred D. Hirt


                                                     Director
----------------------------
William B. Saeger


/s/Carl N. Singer                                    Director
----------------------------
Carl N. Singer                                                                                          April 16, 1998

                                  EXHIBIT INDEX

                                  VIRAGEN, INC.


EXHIBIT
NUMBER                             DESCRIPTION                                      PAGE
------                             -----------                                      ----

4(a) Viragen, Inc.1997 Stock Option Plan (incorporated by reference to the Company's Preliminary Proxy
                  Statement dated January 22, 1997)

4(b)              Amendment to 1997 Stock Option Plan

(5)               Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
                  relating to the issuance of shares of Common Stock pursuant to the Amended 1997 Stock Option Plan

(23.1)            Consent of Atlas, Pearlman, Trop & Borkson, P.A.
                  included in the opinion filed as exhibit (5) hereto

(23.2)            Consent of independent certified public accountants